UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FORTINET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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+ Fortinet, Inc. Online Go to www.envisionreports.com/FTNT or scan the QR code - login details are located in the shaded bar below. Votes submitted electronically must be received by 11:59 p.m. Eastern Time on June 18, 2020 Stockholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the Fortinet, Inc. Stockholder Meeting to be Held on June 19, 2020 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and 2019 annual report are available at: www.envisionreports.com/FTNT Easy Online Access - View your proxy materials and vote. Step 1: Go to www.envisionreports.com/FTNT. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 9, 2020 to facilitate timely delivery. 2 N O T + 0393FB

Stockholder Meeting Notice

Dear Fortinet, Inc. Stockholder:

The 2020 Annual Meeting of Stockholders of Fortinet, Inc. (the "Company") will be held at the Company's principal executive offices located at 899 Kifer Road, Sunnyvale, CA 94086, on Friday, June 19, 2020, at 10:00 a.m. Pacific time.

Proposals to be considered at the Annual Meeting:

(1) To elect eight directors to serve for a term of one year until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

Nominees:
- Ken Xie
- Michael Xie
- Kelly Ducourty
- Jean Hu
- Ming Hsieh
- William Neukom
- Christopher B. Paisley
- Judith Sim

(2) To ratify the appointment of Deloitte & Touche LLP as Fortinet's independent registered accounting firm for the fiscal year ending December 31, 2020.

(3) Advisory vote to approve named executive officer compensation, as disclosed in the proxy statement.

(4) Stockholder proposal to allow stockholders to act by written consent.

(5) Stockholder proposal for Fortinet to publish an annual report assessing Fortinet's diversity and inclusion efforts.

The Board of Directors Recommends a Vote "FOR" each of the Nominees listed in Proposal 1, "FOR" Proposals 2 and 3, and "AGAINST" Proposals 4 and 5.

The Board of Directors has fixed the close of business on April 24, 2020 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the 2020 Annual Meeting or any adjournment(s) or postponement(s) thereof.

Stockholders of record as of April 24, 2020 are cordially invited and encouraged to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found on our website, investor.fortinet.com/contactus.cfm

In light of the COVID-19 pandemic, Fortinet may impose additional procedures or limitations on meeting attendees (beyond those described in the proxy statement) or may decide to hold the 2020 Annual Meeting in a different location or solely by means of remote communication (i.e. a virtual-only 2020 Annual Meeting). Fortinet plans to announce any such updates through a press release and file the announcement as definitive additional soliciting material on the Securities and Exchange Commission's EDGAR website. Fortinet encourages you to check Fortinet's website and the SEC's EDGAR website prior to the 2020 Annual Meeting if you plan to attend.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/FTNT**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Fortinet, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 9, 2020.